EXHIBIT 99.1

KREISLER MANUFACTURING CORPORATION

AUDIT COMMITTEE CHARTER

Purpose

There shall be a committee of the board of directors (the “Board”) to be known as the Audit Committee. The Audit Committee’s purpose is to:

(A) oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

(B) prepare an Audit Committee report as required by the SEC’s rules to be included in the Company’s annual proxy statements, or, if the Company does not file a proxy statement, in the Company’s annual report filed on Form 10-K with the SEC.

Composition

The Audit Committee shall have at least three (3) members, each of whom must meet the following conditions: (i) be independent as defined under Rule 4200(a)(15) of The NASDAQ Stock Market (except as set forth in Rule 4350 (d)(2)(B)); (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (subject to the exemptions provided in Rule 10A-3(c)); (iii) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; and (iv) be able to read and understand fundamental financial statements, including a Company’s balance sheet, income statement, and cash flow statement. Additionally, the Company must certify that it has, and will continue to have, at least one member of the Audit Committee who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Board shall elect or appoint a chairperson of the Audit Committee (or, if it does not do so, the audit committee members shall elect a chairperson by vote of a majority of the full committee); the chairperson will have authority to act on behalf of the audit committee between meetings.

Specific Responsibilities and Authority

The specific responsibilities and authority of the Audit Committee shall be as follows:

(A) be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and each such registered public accounting firm must report directly to the audit committee.

(B) establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters;

(C) have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties;

(D) receive appropriate funding from the Company, as determined by the Audit Committee in its capacity as a committee of the Board, for payment of: (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any advisers employed by the audit committee; and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties;

(E) ensure its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and for taking, or recommending that the full Board take, appropriate action to oversee the independence of the outside auditor;

(F) at least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues;

(G) discuss the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

(H) meet separately, periodically, with management and with the Company’s independent auditors to discuss the quality and adequacy of the Company’s internal financial controls and other matters;

(I) report regularly to the Board;

(J) make an annual performance evaluation of the audit committee;

(K) review and reassess annually the adequacy of the audit committee’s charter; and

(L) make such other recommendations to the Board on such matters, within the scope of its function, as may come to its attention and which in its discretion warrant consideration by the Board.

General Comments

While the fundamental responsibility for the Company’s financial statements and disclosures rests with management and the independent auditor, the Audit Committee will review (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative generally accepted accounting principles (“GAAP”) methods on the financial statements; (C) the effect or regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company; and (D) the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as review any financial information and earnings guidance provided to analysts and rating agencies.

Meetings

The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. One or more meetings may be conducted in whole or in part by telephone conference call or similar means if it is impracticable to obtain the personal presence of each audit committee member. The Company shall make available to the Audit Committee, at its meetings and otherwise, such individuals and entities as may be designated from time to time by the Audit Committee, such as members of management including (but not limited to) the internal audit and accounting staff, the independent auditors, inside and outside counsel, and other individuals or entities (whether or not employed by the Company and including any corporate governance employees and individuals or entities performing internal audit services as independent contractors).

Delegation

Any duties and responsibilities of the Audit Committee, including, but not limited to, the authority to preapprove all audit and permitted non-audit services, may be delegated to one or more members of the audit committee or a subcommittee of the Audit Committee.

Limitations

The Audit Committee is responsible for the duties and responsibilities set forth in this charter, but its role is oversight and therefore it is not responsible for either the preparation of the Company’s financial statements or the auditing of the Company’s financial statements. The members of the Audit Committee are not employees of the Company and may not be accountants or auditors by profession or experts in accounting or auditing. Management has the responsibility for preparing the financial statements and implementing internal controls and the independent auditors have the responsibility for auditing the financial statements and monitoring the effectiveness of the internal controls, subject, in each case, to the oversight of the Audit Committee described in this charter. The review of the financial statements by the Audit Committee is not of the same character or quality as the audit performed by the independent auditors. In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to a changing environment.